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                                                                    Exhibit 3.01


                     RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                             K & F INDUSTRIES, INC.

     The undersigned, Kenneth M. Schwartz and Ronald H. Kisner, being the Executive Vice President and Secretary, respectively of K & F Industries, Inc. a corporation organized and existing under the laws of the State of Delaware, on behalf of said corporation, hereby certify as follows:

     FIRST: The name of the corporation (hereinafter, the "Corporation") is K & F Industries, Inc. The Corporation's original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on March 13, 1989, under the name of "Opus Acquisition Corporation."

     SECOND: The Certificate of Incorporation of the Corporation as in effect on the date hereof is hereby amended and restated to read in its entirety as set forth on Exhibit A attached hereto.

     THIRD: Said amendment and restatement was duly adopted in accordance with the provisions of Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, the undersigned have executed this Certificate this 15th day of October, 1997.


                                        By: /s/ Kenneth M. Schwartz
                                            --------------------------------
                                            Kenneth M. Schwartz
                                            Executive Vice President



Attest: /s/ Ronald H. Kisner
        --------------------------
        Ronald H. Kisner
        Secretary



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                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                             K & F INDUSTRIES, INC.

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       Pursuant to Section 103, Section 242 and Section 245 of the General
                    Corporation Law of the State of Delaware

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                                    ARTICLE I

                                      NAME

            The name of the corporation is K & F Industries, Inc. (the "Corporation").

                                   ARTICLE II

                           REGISTERED OFFICE AND AGENT

            The address of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

                                   ARTICLE III

                               OBJECT AND PURPOSES

            The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.




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                                   ARTICLE IV

                                  CAPITAL STOCK

            The Corporation shall be authorized to issue 1,000,000 shares of Common Stock, $.01 par value (the "Common Stock"), which shall be the only class of capital stock of the Company.

            All shares of capital stock of the Corporation issued and outstanding immediately prior to the date this Amended and Restated Certificate of Incorporation becomes effective (the "Effective Date"), shall be, and hereby are, automatically reclassified into Common Stock on a one-for-one basis. All shares of capital stock of the Corporation purchased by the Corporation prior to the Effective Date, shall be, and hereby are, automatically retired and cancelled.

                                    ARTICLE V

                                    DIRECTORS

            The number of directors of the Corporation shall be such as from time to time shall be fixed by, or in the manner provided, in the By-Laws of the Corporation. Election of directors need not be by ballot unless the By-Laws so provide.

                                   ARTICLE VI

                     INDEMNIFICATION OF DIRECTORS; INSURANCE

1.(a) A director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit.

            (b) If the General Corporation Law of the State of Delaware is hereafter amended to further eliminate or limit the liability of a director of a corporation, then a director of the Corporation, in addition to the circumstances set forth herein, shall not be liable to the fullest extent permitted by the General Corporation Law of the State of Delaware as so amended.



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2.(a) Each person who was or is a party or is threatened to be made a party to, or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigate, by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by applicable law. The right to indemnification conferred in this ARTICLE VI shall also include the right to be paid by the Corporation the expenses incurred in connection with any such proceeding in advance of its final disposition to the fullest extent authorized by applicable law. The right to indemnification conferred in this ARTICLE VI shall be a contract right,

            (b) The Corporation shall determine the right of any person to receive indemnification as provided hereunder in accordance with the provisions of applicable law.

3. The rights and authority conferred in this ARTICLE VI shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of this Amended and Restated Certificate of Incorporation or the By-Laws of the Corporation, agreement, vote of stockholders or disinterested directors or otherwise.

4. Neither the amendment nor repeal of this ARTICLE VI nor the adoption of any provision of this Amended and Restated Certificate of Incorporation or the By-laws of the Corporation of or any statute inconsistent with this ARTICLE VI shall eliminate or reduce the effect of this ARTICLE VI in respect of any acts or omissions occurring prior to such amendment or repeal or such adoption of an inconsistent provision.

5. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director or, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of the General Corporation Law of the State of Delaware.



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                                   ARTICLE VII

                    COMPROMISE OR ARRANGEMENT WITH CREDITORS

            Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court or equitable jurisdiction within the State of Delaware, may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Section 279 Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths (3/4) in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

                                  ARTICLE VIII

                                BY-LAW AMENDMENTS

            The Board of Directors shall have the power to adopt, amend or repeal the By-laws of the Corporation to the extent provided in the By-laws.



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